UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2009

KIMCO REALTY CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Maryland	1-10899	13-2744380
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

3333 New Hyde Park Road New Hyde Park, NY	11042-0020
(Address of Principal Executive Offices)	(Zip Code)

(516) 869-9000

 (Registrant’s telephone number, including area code)

Not applicable

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01. Entry into a Material Definitive Agreement.

On April 17, 2009, Kimco Realty Corporation (the “Company”) entered into a $220,000,000 unsecured term loan credit facility pursuant to a Credit Agreement, dated as of April 17, 2009, among the Company, The Bank of Nova Scotia, as administrative agent, joint lead arranger and joint bookrunner, RBC Capital Markets, as syndication agent, joint lead arranger and joint bookrunner, PNC Bank, National Association, Regions Bank and U.S. Bank National Association as documentation agents, and The Bank of Nova Scotia, Royal Bank of Canada, PNC Bank, National Association, Regions Bank, U.S. Bank National Association, Deutsche Bank Trust Company Americas, UBS Loan Finance LLC, Bank of America, N.A., CIBC Inc., Citicorp North America, Inc., Wells Fargo Bank NA and Barclays Bank PLC as lenders (the “Credit Agreement”).

Interest on the loans under the Credit Agreement accrues at a spread (currently 4.65%) to LIBOR (subject to a 2% LIBOR floor) or, at the Company’s option, at a spread (currently 3.65%) to the “ABR,” as defined in the Credit Agreement, and in each case fluctuates in accordance with changes in the Company’s senior unsecured debt ratings.  Voluntary prepayments of loans are permitted in whole or in part, in minimum amounts and subject to certain other limitations.

The credit facility is scheduled to expire in April 2011.  Pursuant to the terms of the Credit Agreement, the Company is subject to requirements including covenants requiring the maintenance of (i) maximum leverage ratios on both unsecured and secured debt and (ii) unsecured interest expense and fixed charge coverage ratios.  The Credit Agreement also contains customary representations and warranties, affirmative covenants, notice provisions, and events of default, including change of control, cross-defaults to other debt, and judgment defaults.  Certain wholly-owned subsidiaries of the Company are guarantors of the Company’s obligations under the Credit Agreement.

The Company borrowed $220,000,000 under the Credit Agreement on April 17, 2009, and used the proceeds to repay certain outstanding amounts under its existing U.S. unsecured revolving credit facility dated October 25, 2007.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

The following exhibit is filed with this report:

Exhibit No.	Description of Exhibit
10.1

Credit Agreement, dated as of April 17, 2009, among the Company, The Bank of Nova Scotia, as administrative agent, joint lead arranger and joint bookrunner, RBC Capital Markets, as syndication agent, joint lead arranger and joint bookrunner, PNC Bank, National Association, Regions Bank and U.S. Bank National Association as documentation agents, and The Bank of Nova Scotia, Royal Bank of Canada, PNC Bank, National Association, Regions Bank, U.S. Bank National Association, Deutsche Bank Trust Company Americas, UBS Loan Finance LLC, Bank of America, N.A., CIBC Inc., Citicorp North America, Inc., Wells Fargo Bank NA and Barclays Bank PLC as lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date:  April 22, 2009

By:

/s/    Michael V. Pappagallo

Name:

Michael V. Pappagallo

Title:

Executive Vice President,

Chief Financial Officer, and

Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1

Credit Agreement, dated as of April 17, 2009, among the Company, The Bank of Nova Scotia, as administrative agent, joint lead arranger and joint bookrunner, RBC Capital Markets, as syndication agent, joint lead arranger and joint bookrunner, PNC Bank, National Association, Regions Bank and U.S. Bank National Association as documentation agents, and The Bank of Nova Scotia, Royal Bank of Canada, PNC Bank, National Association, Regions Bank, U.S. Bank National Association, Deutsche Bank Trust Company Americas, UBS Loan Finance LLC, Bank of America, N.A., CIBC Inc., Citicorp North America, Inc., Wells Fargo Bank NA and Barclays Bank PLC as lenders